Dated the 6th day of February, 2012

Bizzingo, Inc.

and

Sun Enterprise Group, Ltd.

JOINT-VENTURE AGREEMENT

Table of Contents

Chapter 1.

1.	General	3

2.	Parties	3

3.	Establishment of Joint Venture Company	4

4.	Purposes, Scope and Scale of Business	5

5.	Total Amount of Investment and Registered Capital	5

6.	Responsibilities of the Parties	8

7.	Doing Business	10

8.	Board of Directors	10

9.	Management Organs	14

10.	Labor Management	18

11.	Taxation, Finance, Accounting and Audit	19

12.	Foreign Exchange Management	20

13.	Distribution of Profits	20

14.	Term of Joint Venture	21

15.	Dissolution of the Joint Venture Company	21

16.	Disposition of Assets	23

17.	Insurance and Confidentiality	23

18.	Amendment of the Agreement	24

19.	Liability for Breach	24

20.	Force Majeure	24

21.	Governing Law and Resolution of Disputes	25

22.	Languages	25

23.	Effectiveness of the Agreement and Others	25

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JOINT VENTURE AGREEMENT

Chapter 1. General

In accordance with the laws of the Hong Kong Special Administrative Region (hereinafter referred to as “Hong Kong”) of the People’s Republic of China (hereinafter referred to as “China”), Bizzingo Inc., established in accordance with the laws in Nevada, United States of America (hereinafter referred to as “USA”) with its principal office at 63 Main Street, Suite 202, Flemington, New Jersey 08822, USA (hereinafter referred to as “BIZZ” for the First Party) and Sun Enterprise Group (Cayman Island) Limited, established in accordance with the laws of Hong Kong with its principal office located at Oriental Plaza W3, Room 1208, East Chang’an Ave., Dongcheng District, Beijing, China PR 100738 (“hereinafter referred to as “SUN”) or the Second Party) hereby agree to establish a joint venture company with investment jointly contributed by the parties, at Hong Kong, China, based on the principles of equality and mutual benefit as well as through friendly negotiations on this 6 day of January 2012. The parties shall hereinafter be referred to individually as the “Party” or collectively as the “Parties”.

Chapter 2. Parties

Article 1

The Parties to this Agreement shall be as follows:

First Party: Bizzingo, Inc.

Its registered domicle: State of Nevada, USA

Its registered address: 63 Main Street, Suite 202, Flemington, NJ 08822, USA

Its legal representative: Douglas Toth

Title: CEO

Nationality: American

Second Party: Sun Enterprise Group (Cayman Island), Ltd.

Its registered domcile:, Clifton House, 75 Fort Street, PO Box 1350, George Town, Grand Cayman KY1-1108, Cayman Islands.

Its registered address: Oriental Plaza W3, Room 1208, East Chang’an Ave., Dongcheng District, Beijing, China PR 100738

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Its authorized representative: Alex Cherepakhov

Title: CEO

Nationality: American

Chapter 3. Establishment of the Joint Venture Company

Article 2

Based on the laws of Hong Kong the Parties hereto agree to set up “Newco, Ltd.”, a joint venture company with limited liability, in Hong Kong, China (hereinafter referred to as the “JVC” or “Newco”).

Based on the laws of China using Chinese and Foreign Investment and other related laws and regulations of China, the JVC hereby may, if necessary, establish a wholly owned subsidiary in China (hereinafter referred to as the “Subsidiary” or “WFOE” or “Chinese Newco”) subject to the agreement of the parties.

Article 3

The name of the JVC its legal address shall be as follows: TBD

Name in Chinese: TDD

Name in English: TBD

Legal Address: TBD

Article 4

The JVC shall be a legal entity established under the laws of Hong Kong, and all activities of the JVC shall be done in accordance with the laws, decrees, rules and regulations of Hong Kong, while at the same time shall be protected thereunder and receive the privileges thereunder.

Article 5

The JVC will be a limited liability company. Each Party shall be entitled to the profits in accordance with the ratio of its shareholding in the capital of the JVC, which its investment bears to the registered capital, and shall share risks and profits within the limit of the capital contributed by it, all as provided in Chapter 5. The Subsidiary shall also be a limited liability company under the laws of China, where as the wholly owned subsidiary, the JVC shall be entitled to its entire profits.

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Chapter 4. Purposes, Scope and Scale of Business

Article 6

The purpose of the joint venture is, under the common idea of strengthening economic and technical cooperation between the Parties, to provide SaaS (Software as a service) products to Chinese businesses by delivering collaborative intranet abilities and connectivity to international businesses through the Bizzingo business social networking platform( hereinafter referred to as “Business”). This operation will be developed in China through the Subsidiary to be established in China, by providing high quality professional management and strong marketing to achieve the economic development of thereby attaining economic benefits satisfactory to the Parties.

Article 7

The business scope of the JVC shall be as follows:

(1)	To establish the Subsidiary in China and to operate and manage the business of the Subsidiary conduct its business in the software and social networking for businesses using the Technology (as defined herein) (all inclusive networking, product promotion, marketing and sales, ecommerce, product design, customer service and the like); and

(2)	Coordinate the business efforts between the BIZZ and SUN with the Subsidiary.

The business scope of the Subsidiary shall be as follows:

(1)	Software development and the development and operation of a social network platform for businesses in China using the Technology (as defined herein) (all inclusive networking, product promotion, marketing and sales, operations, product design, customer service and the like); and

(2)	Such new business as may be agreed to between the Parties.

Chapter 5. Total Amount of Investment and Registered Capital

Article 8

The share capital of the JVC at the commencement of the joint venture of the Parties hereunder shall be as provided in this Chapter 5.

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 Article 9

The investment amount and ratio of shareholding of the Parties shall be as follows:

BIZZ:	US$0,000,000

SUN:	US$0,000,000

Article 10

The ratio of shareholding of the Parties shall be as follows:

BIZZ:	50%

SUN:	50%

Article 11

1.	BIZZ shall contribute its technology (“Technology”) to the JVC pursuant to a License Agreement between BIZZ and JVC promptly after the execution of this Agreement (“License Agreement”). The shares in the JVC will be as stipulated in Article 9 and 10 hereof.

Article 12

1.	Subject to the following paragraphs of this Article 12, before any shares in the JVC (“Shares”) may be sold or otherwise transferred or disposed of by a shareholder of the JVC (the “Selling Shareholder”) (including transfer by gift), all the other shareholders of the JVC (“Remaining Shareholders”) shall have a right of first refusal (“Right of First Refusal”) to purchase such Shares (“Selling Shares”); and Parties shall have the right to co-sale (“Co-Sale”) in accordance with the terms of this Article.

Right of First Refusal

2.	Before the transfer of any Selling Shares, the Selling Shareholder shall deliver to the JVC and the Remaining Shareholders a written notice (“Transfer Notice”) stating:

(a)	The Selling Shareholder’s intention to sell or otherwise transfer or otherwise dispose of such Selling Shares;

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(b)	The name of each proposed purchaser or other transferee (a “Proposed Transferee”);

(c)	The number of Selling Shares to be transferred to each Proposed Transferee; and

(d)	The bona fide cash price and/or other consideration for which, and other terms and conditions on which, the Selling Shareholder proposes to transfer the Selling Shares (“Offered Terms”).

The Transfer Notice shall constitute an irrevocable offer by the Selling Shareholder to sell the Selling Shares at the Offered Terms to the Remaining Shareholders.

3.	Each Remaining Shareholder shall have the right, by serving notice to the Selling Shareholder at any time within fourteen (14) days after receipt of the Transfer Notice (“Purchase Right Period”), to purchase its Pro Rata Share (as defined below) of all or any of such Selling Shares at the same price and upon the same terms (or terms as similar as reasonably possible) as the Offered Terms, and the Selling Shareholder shall, upon receipt of the notice of purchase from the Remaining Shareholder, sell such Selling Shares to such Remaining Shareholder pursuant to such terms. In respect of a Remaining Shareholder, his “Pro Rata Share” for the purposes of this Article shall mean the ratio of (i) the number of Shares held by such Remaining Shareholders bears to (ii) the total number of Shares held by all Remaining Shareholders.

Co-Sale

4.	The Parties shall have a co-sale right to sell a proportionate part of its Shares to the Proposed Transferee together with such Selling Shareholder in the proposed sale or transfer on the same terms offered by such Proposed Transferee.

5.	The Parties may sell all or any part of that number of Shares equal to the product obtained by multiplying (i) the Selling Shares that the Selling Shareholder proposed to sell or transfer to the Proposed Transferee, by (ii) a fraction, the numerator of which is the number of Shares (on an as-converted basis) owned by the Party at the time the co-sale right is exercised and the denominator of which is the total number of Shares (on an as-converted basis) owned by the Selling Shareholders and the Party on the same day.

6	If the Proposed Transferee prohibits such transfer or otherwise refuses to purchase Shares from the Party exercising its co-sale right hereunder, the Selling Shareholder shall not sell or transfer its Selling Shares to such Proposed Transferee unless and until, simultaneously with such sale or transfer, the Selling Shareholder shall itself purchase such amount of Shares as provided in item 5 above from the Party for the same consideration and on the same terms.

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General

7.	If any of the Selling Shares proposed in the Transfer Notice to be transferred are not purchased by the Remaining Shareholders or affected by any Co-Sale right, then the Selling Shareholder may sell or otherwise transfer or dispose of such Selling Shares which have not been purchased to the Proposed Transferee(s) at the Offered Terms,such sale or other transfer shall be completed and consummated within thirty (30) days after the expiration of the Purchase Right Period. If the Selling Shares described in the Transfer Notice are not transferred to the Proposed Transferee(s) within such thirty (30) day period, such Selling Shareholder shall not transfer or dispose of any Selling Shares unless such Selling Shares are first re-offered to the Remaining Shareholders in accordance with this Article.

8.	The Right of First Refusal and Co-Sale right set forth in this Article shall not apply to any transfer of Shares (i) to the holding company or the wholly-owned subsidiary of the Selling Shareholder or a wholly-owned subsidiary of the holding company of the Selling Shareholder (each a “Permitted Transferee”) provided that in each case the Selling Shareholder shall remain to be bound by this Agreement and the Permitted Transferee shall agree to be bound by this Agreement and that the Selling Shareholder shall procure the Permitted Transferee shall not transfer its Shares except to the Selling Shareholder or other Permitted Transferee(s) and further that after the transfer such Permitted Transferee shall remain qualified to be a Permitted Transferee as defined above; or (ii) consequential to the exercise of the rights and powers by the chargee or mortgagee under a charge or mortgage of the Shares.

Chapter 6. Responsibilities of the Parties

Article 13

Immediately following the execution of this Agreement, the Parties will prepare and agree upon an annual budget for the initial fiscal year of operation of the JVC and Subsidiary, and thereafter, within sixty (60) days prior to the commencement of a new fiscal year, the Board of Directors shall cause management of the JVC and Subsidiary to prepare the annual budget for each forthcoming fiscal year which shall be unanimously approved by the Board of Directors (each an “Annual Budget”). In the preparation of an Annual Budget, each Party shall disclose or cause to be disclosed in the Annual Budget any transactions or proposed transactions between the JVC and/or Subsidiary and an affiliate of any Party, Board of Director, General Manager, Executive Director, Deputy General Manager, or other officer of the JVC or Subsidiary, or an affiliate of any of the foregoing. The term “affiliate” means any party that controls, or is in common control of, another party.

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Subject to the approval of the Annual Budget by the Parties or the Board of Directors as provided herein, each Party shall endeavor to perform the following items under its responsibility provided that such and cost and expense shall be borne by the JVC or Subsidiary:

1.	Responsibilities of BIZZ;

(1)	Entering into and execution of the License Agreement, and authorizing and legally ensuring the JVC and its Subsidiary as the exclusive agent in respect of the Technology and its trademark, patent or propriety technology (if applicable) within the territory of People’s Republic of China and Hong Kong and Macau Special Administrative Zone as well as Taiwan province (“Territory”), an as the non-exclusive agent to market, sell and distribute the Technology outside the Territory.

(2)	Providing the Technology and other necessary information agreed in the License Agreement, to the extent necessary for the execution of the License Agreement. Localization of Technology in order to accommodate the requirements of Territory and provide the timetable for localization.

(3)	Reasonable training of the technicians and employees of the JVC or the Subsidiary, to the extent necessary for the execution of the License Agreement. Dispatching the professional technical staff located in China for the purpose of marketing and training as required by the JVC and the Subsidiary.

(4)	Meeting the technological requirements for the JVC or the Subsidiary in localization, upgrading and further development of platform and SaaS products.

(5)	Daily operation and management of the JVC.

(6)	Other matters reasonably requested by the JVC.

2.	Responsibilities of SUN;

(1)	Establishment of the JVC in Hong Kong and Assisting the JVC to establish the Subsidiary in China (if necessary). Assisting JVC to Apply and negotiate approval application to the pertinent Chinese government agencies registration, acquisition of business license and other matters required for the establishment and continuous operation of the Subsidiary. Assisting JVC to distribute the products and establish the sales channel.

(2)	Providing the professional management team and the marketing expertise, as well as communications support, and media relationships along established sales channels.

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(3)	Assisting JV to engage the management personnel requested by the JVC and seconding management personnel, technicians, workers and other necessary personnel who are the Chinese nationality and have sufficient experiences or assisting in recruiting such personnel, and assisting in resolving labor management problems.

(4)	Assisting in obtaining entry visas, processing work permits and arranging for travel needed by the foreign nationality personnel of the JVC and by the personnel of BIZZ as well as assisting in availing conveniences for the daily life of foreign personnel.

(5)	Providing the JVC with guidance on the relevant laws and regulations of China concerning the establishment, operation and carrying out of business of the JVC.

(6)	Assisting the JVC and the Subsidiary in obtaining tax and other benefits according to concerned regulations granting benefits of the Chinese government and the Hong Kong Region Government.

(7)	Assisting in processing the remittance of foreign exchanges needed by the JVC.

(8)	Other matters reasonably requested by the JVC.

Chapter 7. Doing Business

Article 14

The JVC shall establish the Subsidiary in China to do business provided in Article 7 above in China.

Article 15

The trademark(s) and Patents used by the JVC and the Subsidiary shall be as described on Appendix A hereof.

Chapter 8. Board of Directors

Article 16

The JVC and the Subsidiary shall establish a Board of Directors, and the date of registration of the JVC and the Subsidiary respectively, shall be the date of establishment of the Board of Directors of the JVC and the Subsidiary respectively.

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Article 17

1.	The Board of Directors of the JVC and the Subsidiary shall each be composed of five (5) Directors (including Honorary Chairman, Chairman and Vice Chairman), of whom two (2) shall be nominated by BIZZ, two (2) by SUN, and one (1) mutual appointed. The term of a Director shall be three (3) years. Provided that each Party may change the director nominated and dispatched by it during the term by giving thirty (30) days prior notice to the other Party. Provided that any damages caused thereby shall be borne by the concerned Party who shall hold other Party harmless. The term of the new Director nominated as the result of the change shall be the remaining term of his predecessor. If upon the expiration of the term of a Director, each Party desires the same person to continue his/her position, then such Director shall be re-nominated.

2.	The Board of Directors the JVC and the Subsidiary shall have one each of the Honorary Chairman, Chairman and Vice Chairman, and unless as otherwise resolved among the Parties, the Chairman shall be nominated and dispatched by SUN, the Vice Chairman to be nominated and dispatched by BIZZ, and the Honorary Chairman by SUN. The term of the Honorary Chairman and Vice Chairman will not be fixed. Provided that he will have the position of Director.

3.	Each Party shall cause the directors appointed by them respectively to approve the establishment of the Subsidiary by the JVC in China at the first board meeting of the JVC.

4.	Concurrent with the execution hereof, (i) BIZZ and SUN shall have agreed on the terms and provisions of the Articles of Association or similar governing document for each of the JVC and Subsidiary, and (ii) shall have filed and recorded such documents with the appropriate governmental agencies.

Article 18

1.	The Board of Directors shall be the highest organ of the JVC and the Subsidiary and shall decide the following important matters (hereinafter referred to as “Matters Requiring the Board Approval”) which shall be included in the Articles of Association of the JVC and Subsidiary as appropriate.

(1)	Amendment of the Articles of Association of the JVC and the Subsidiary.

(2)	Dissolution and suspension of the JVC and the Subsidiary or extension of the term of the joint venture.

(3)	Increase of the registered capital of the JVC or the Subsidiary and transfer of interests thereof.

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(4)	Accept or create new members to the JVC or Subsidiary.

(5)	Merger of the JVC and the Subsidiary with another economic organization.

(6)	Sale of all or substantial portion of the assets of the JVC and the Subsidiary.

(7)	Taking over substantial assets from another economic organization.

(8)	Approval of the Annual Budget (other than the initial Annual Budget), settlement and annual accounting of the JVC and the Subsidiary.

(9)	Determine the amount of any distribution of profits from the JVC or Subsidiary to its members and determine the timing of such distributions.

(10)	Deciding annual and long and medium term investment and borrowing plans.

(11)	Deciding on the proposals for the annual distribution of profits and disposition of Loss of the JVC and the Subsidiary.

(12)	Approval of the principles of property disposal procedures, selection of the liquidation committee, report of the liquidation and the like of the JVC and the Subsidiary.

(13)	Increase the number of members to the Board of Directors from the current five(5) members,

(14)	Approval of the principles of property disposal procedures, selection of the liquidation committee, report of the liquidation and the like of the JVC and the Subsidiary.

(15)	Entering into any material contract with the JVC or Subsidiary, which includes any lease, debt, pledge or other arrangement, or the amendment or termination of such material contract.,

(16)	Deciding important rules and system of the JVC and the Subsidiary.

(17)	Deliberation and decision of agenda proposed by a Director.

(18)	Sublicense of the intellectual property rights.

(19)	Except as otherwise stated herein, elect officers of the JVC or Subsidiary.

(20)	Such other items for which approval of the Board of Directors is required under this Agreement or the Articles of Association.

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2.	Of the resolutions of the Board of Directors, the matters provided in preceding Paragraph 1, Items (1) through (15) shall require the unanimous vote of all the Directors or their proxies in attendance.

3.	Of the resolutions of the Board of Directors, the matters as provided in preceding Paragraph 1, items (16) through (20) shall require the affirmative vote of 2/3 or more of the Directors or their proxies in attendance.

4.	The detailed rules concerning the Board of Directors not provided in this Agreement shall follow relevant provisions of the Articles of Association or the rules of the Board of Directors of the JVC and the Subsidiary.

Article 19

The Chairman, for each company, shall be the legal representative of the JVC and the Subsidiary. Each Chairman shall represent the acts of the JVC and the Subsidiary, externally in accordance with the decision of the Board of Directors. If the Chairman is unable to perform his duties, the Vice Chairman shall perform the duties on behalf of the Chairman. If the Vice Chairman is also unable to perform the duties, a Director in the other predetermined by the Board of Directors shall perform the duties of the Chairman.

Article 20

1.	In principle, the meeting of the Board of Directors shall be held at least once a year at the location of the JVC and the Subsidiary or such other location convenient to the members, and the Chairman for each company shall have the responsibility for convening the meeting. By agreement of the Chairman and the Vice Chairman, the meeting may be held at another place. When more than one-third of the Directors request, the Chairman shall call the meeting. The first meeting of the Board of Directors shall be held within thirty (30) days after the establishment of each company.

2.	The Chairman of each entity shall send a notice in writing to each respective Director stating the agenda of the ordinary or extraordinary meeting of the Board of Directors, date and place of his company. Provided that the number of days may be reduced upon unanimous agreement in advance of the Directors.

3.	The quorum of the meeting of the Board of Directors of each company shall be constituted upon the presence of majority of members or proxies as provided herein, and falling short thereof, the quorum will not be constituted and any resolution made thereby shall be void. If a Director is unable to attend the meeting of the Board of Directors, he may exercise his voting right by sending his proxy to the meeting of the Board of Directors with the submission of the power of attorney. Each Party shall be responsible for causing the directors nominated and sent by it or proxies to attend the meeting of the Board of Directors and secure their attendance.

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4.	Upon agreement of the Chairman and the Vice Chairman of each company, the convening of the meeting of the Board of Directors and resolution may be substituted by writing such as facsimile circulated and resolved by all of its Directors.

5.	Of the reasonable expenses to be incurred in connection with attending the meeting of the Board of Directors, travel expenses, transportation expenses, lodging expenses meals and other the Board of Directors meeting related expenses shall be borne by each company.

6.	The minutes of the meeting of the Board of Directors shall be made in two languages, English and Chinese, which shall be equally valid. The company shall keep the minutes for the duration of its term after the directors or proxies attended affixed their signatures, and shall send without delay a copy thereof to each Director after the meeting of the Board of Directors is finished.

Chapter 9. Management Organs

Article 21

1.	The JVC and the Subsidiary shall each set up the operation management organ below the Board of Directors and shall cause to take charge of the daily operation management affairs.

2.	The Board of Directors of the JVC and the Subsidiary shall each designate one Executive Director to take charge of the daily operation, management and administration. Under the Executive Director, there shall be one General Manager, one Deputy General Manager and one senior management officer.

3.	The Board of Directors of JVC and the Subsidiary shall appoint the person nominated by BIZZ as the Executive Director and General Manager and the person nominated by SUN as the Deputy General Manager, and shall decide their authority, compensation and dismissal. The initial Executive Director and General Manager shall be Douglas Toth. The initial Deputy General Manager shall be determined by SUN. For other senior management officers, the Board of Directors shall decide the establishment, number, selection, authority, remuneration, dismissal and the like shall be decided and selected by the Board of Directors in accordance with the need in performing the affairs of the JVC and the Subsidiary.

4.	The terms of the Executive Director, the General Manager and the Deputy General Manager shall be three (3) years and may be renewed. In the case of replacement during the term, the Party who nominated and sent him shall send thirty (30) days advance notice to the other Party and the Board of Directors, and shall bear all damages caused thereby, and hold other Party harmless.

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Article 22

1.	The JVC and the Subsidiary shall each have the system under the guidance of the Board of Directors and the Executive Director shall be the highest person responsible for daily operation and management affairs. The Executive Director may also be appointed as General Manager and therefore act in dual capacity. The Executive Director shall represent the company externally within the scope of authority given by the Board of Directors, and internally shall exercise the authority over daily operation management. In disposing important matters, the Executive Director and General Manager shall consult with the Deputy General Manager.

2.	When the General Manager is unable to perform his duties, the Deputy General Manager shall perform the duties of the General Manager in his/her behalf.

3.	The General Manager shall set up departments within the operation management organ and appoint the department managers to head each department. The department manager shall be responsible for the affairs of department in charge, handle such matters as may be entrusted by the Executive Director, the General Manager and the Deputy General Manager shall be responsible to the Executive Director.

4.	The General Manager and Deputy General Manager shall make decision together of the followings:

(1)	Deciding the management policy, and plans for production, sale and procurement for the long and medium terms.

(2)	Appointment and dismissal of the managing director and other high-ranking officer of the JVC and the Subsidiary as well as deciding their scope of authority and compensation.

(3)	Establishment of management control organs, division and branch of the JVC and the Subsidiary as well as deciding and revocation of the authority thereof.

(5)	Establishment of the standards concerning the labor conditions such as wages of personnel and workers of the JVC and the Subsidiary, and their bonus, welfare and the like.

(6)	Any deadlock between the General Manager and Deputy General Manager regarding any decision above shall be resolved by the Board of Directors.

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Article 23

The General Manager shall be responsible to the Executive Director directly and shall perform the following listed duties.

1.	Submitting the following drafts or plans to the Executive Director and carrying out after approval by the Board of Directors.

(1)	Annual Business Plan.

(2)	Management policy and medium and long term development plans of the JVC and the Subsidiary.

(3)	Selection, authority, remuneration and dismissal of department managers and senior management officers (including the Deputy General Manager).

(4)	Rules and systems concerning the operation management of the JVC and the Subsidiary.

(5)	Other matters which require the decision of the Board of Directors.

2.	In compliance with the resolutions of the Board of Directors, making decisions independently and carrying out the following matters.

(1)	Ready-state implementation of items (1) through (5) of the preceding paragraph.

(2)	Establishment of the operation management organs below the department managers and the selection of personnel.

(3)	Employment, dismissal, assignment, awards, punishment and the like of personnel and workers.

(4)	Establishment of various rules, regulations and criteria concerning the daily operation management affairs.

(5)	Plan for training of personnel and workers and arrangement for execution.

(6)	Negotiation, conclusion and performance of contracts representing the company.

(7)	Other important matters in the daily operation.

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 Article 24

The Deputy General Manager shall be responsible to the Executive Director directly and shall perform the following listed duties with fully consulting with the Executive Director:

1.	Submitting the following drafts or plans to the Executive Director and carrying out after approval by the Board of Directors.

(1)	Annual business finance plan.

(2)	Annual budget, settlement of accounts, dividends, disposition of losses of the JVC and the Subsidiary.

(3)	Plans for procurement, management and enforcement of finances and investments.

2.	In compliance with the resolutions of the Board of Directors, making decisions independently and carrying out the following matters.

(1)	Wages, wage form, compensation, welfare, labor protection criteria.

(2)	Finance and accounting management related affairs.

Article 25

The Executive Director, the General Manager and the Deputy General Manager may not become the President or the Vice President of another economic organization without prior approval of the Board of Directors, and may not involve in commercial activities of another economic organization competing against the company, except that Douglas Toth is an officer and director of BIZZ and 2D to 3D, LLC.

In the event that the Executive Director, the General Manager or the Deputy General Manager commits any dishonest act or brings substantial economic loss to the company by dereliction of his duties, or there is a just reason indicating that he is not a appropriate person for the job, he may be dismissed at any time according to the resolution of the Board of Directors without making any compensation. After dismissal as aforesaid, the new Executive Director, the new General Manager and the new Deputy General Manager shall be nominated by the Party who nominated the former Executive Director, the former General Manager and the former Deputy General Manager and shall be appointed by the Board of Directors, their term to be the remaining term of the predecessors.

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Chapter 10. Labor Management

Article 26

1.	For the matters concerning the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalty and other matters concerning the staff and workers of the JVC, the Executive Director General Manager shall decide the detailed implementing methods according to the standards reviewed and decided by the Board of Directors shall be determined by the Board of Directors and establish the employment rules of the JVC and other related regulations.

2.	For the matters concerning the recruitment, employment, dismissal and resignation, wages, labor insurance, welfare, rewards, penalty and other matters concerning the staff and workers of the Subsidiary, the Executive Director General Manager shall decide the detailed implementing methods according to the standards reviewed and decided by the Board of Directors shall be determined by the Board of Directors in accordance with the Regulations of the People’s Republic of China on Labor Management in Joint Ventures Using Chinese and Foreign Investment and its Implementation Rules, and other related laws and regulations, and establish the employment rules of the Subsidiary and other related regulations.

Article 27

Wage level, system and welfare of the staffs and workers of the Subsidiary shall be decided by the Board of the directors or the General Manager as authorized by the Board in accordance with the related laws and regulations of China and the standards decided by the Board of Directors. Such matters shall be adjusted in principle every year according to the business situation of the Subsidiary.

Article 28

The Subsidiary shall decide employment of the staffs and workers according to the business need and employ by selecting superior persons through the testing method. The Subsidiary shall separately enter into a labor contract with each staff and worker to be employed and file it with the agency in charge.

Article 29

The Subsidiary shall have the right to hand out, depending on the degree, reprimand, fine, pay reduction, demotion, suspension of working, advising retirement, dismissal and the like to the staffs and workers who violated various rules of the Subsidiary and the labor contract, and report the results thereof to the agency in charge.

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Article 30

1.	The criteria of salary, insurance, welfare and travel expenses shall be determined by the Board of Directors and the General Manager shall have the responsibility for the details thereof.

2.	All pay and compensation of the high-ranking management personnel of the JVC may be fixed in USD or RMB.

Chapter 11. Taxes; Finance; Accounting Audit

Article 31

1.	The JVC shall pay taxes in accordance with relevant laws and regulations of Hong Kong and receive tax preference according to relevant laws and regulations.

2.	The Subsidiary shall pay taxes in accordance with relevant laws and regulations of China and receive tax preference according to relevant laws and regulations.

Article 32

1.	The accounting of the JVC and the Subsidiary shall follow the International Accounting System (“IFRS”).

2.	The fiscal year of the JVC and the Subsidiary shall be from January 1 by the solar calendar of each year to December 31. Provided that the first fiscal year shall be from the date of establishment of the JVC to December 31 of the relevant year.

3.	The accounting of the JVC and the Subsidiary shall employ the accrual basis and the double entry system, which are used internationally. The completeness in procedures, the perfectness in the contents and the timeliness shall be the principles.

4.	In principle, all vouchers, slips, balance sheets, and books shall be prepared in Chinese. Provided that in case where the Board of the Directors deems it necessary, they shall be prepared in Chinese and English.

5.	The Subsidiary may use RMB as the currency for its books.

Article 33

1.	The JVC and Subsidiary shall prepare a loss and profit statement, balance sheets and other fiscal year reports for each quarter and each fiscal year. The quarterly report shall be sent within thirty (30) days of the end of the relevant quarter, to each Party and at the same time, the Subsidiary’s financial information shall be submitted to concerned authorities of China.

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2.	The JVC and the Subsidiary shall prepare the accounting report of each fiscal year by the end of March of the following year, and report to the Board of Directors after obtaining audit by a certified public accountant registered in China. Upon approval thereby, the JVC and the Subsidiary shall send it to each Party and at the same time, the Subsidiary will submit such report to concerned authorities of China. All reports and financial statements shall be prepared in both Chinese and English.

Article 34

Each Party may invite a certified public accountant from outside China to have the quarterly and annual financial situation of the JVC and the Subsidiary audited, and the other Party shall give its consent thereto. The Party conducting the audit shall notify the JVC and the Subsidiary thirty (30) days beforehand and the JVC shall cooperate with such audit and make available all books and financial records of the JVC. Provided that expenses incurred for the audit shall be borne by the Party conducting the audit.

Article 35

The Directors of the JVC may examine vouchers and accounting records of the JVC and the Subsidiary from time to time.

Chapter 12. Foreign Exchange Management

Article 36

Foreign exchange management of the Subsidiary shall follow the Foreign Exchange Control Regulations of the People’s Republic of China and the rules for relevant management method.

Article 37

After obtaining the business license, the Subsidiary may open foreign currency accounts and RMB accounts at a bank inside China, which the Bank of China or the State Foreign Exchange Control Bureau of china (or branch Bureau) and the Executive Director General Manager of the Subsidiary recognize.

Chapter 13. Distribution of Profits

Article 38

1.	Profits and losses of the JVC and Subsidiary shall be allocated equally between the Parties. The distribution of profits of the JVC and the timing of such distributions shall be determined by the Board of Directors as described in Article 18(9).

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Article 39

Except where there is an unavoidable situation, the distribution of profits to each Party shall be deposited in the bank account designated by each Party within thirty (30) days after the resolution of the Board of Directors of the JVC and deposit charges shall be deducted from the profits distributed to each Party.

Chapter 14. Term of the Joint Venture

Article 40

1.	The term of the joint venture shall be thirty (30) years, which shall be computed from the date of issuance of the business license of the JVC unless prior written termination notice is given by one Party to another or an event occurs as described in Article 41. Such term may be extended under the same or new terms and conditions with the written consent of both Parties, at least six (6) months prior to the expiration date.

Chapter 15 Dissolution

Article 41

1.	Upon occurrence of any of the events described in (a) through (d) below, any Party (excepting the Party falling under items (b) and (d) of this paragraph) may notify in writing the other Party demanding the consultation of the continued existence of the JVC or the Subsidiary. If within thirty (30) days from such notice, the Parties cannot reach an agreement on the resolution (including the failure of a defaulting party to cure any default in item (b) or the bankruptcy of any party stated in (d) continues to exist), then in such event, the License Agreement shall automatically terminate, and the Board of Directors of the JVC and the Subsidiary shall submit an application for dissolution to the appropriate regulatory body and upon obtaining approval of the approving authorities shall dissolve the JVC and the Subsidiary. In that event, each Party shall have the obligation to cause the Directors or their proxies nominated and sent by it to attend the meeting of the Board of Directors and to vote affirmatively for the dissolution of the JVC or the Subsidiary.

(a)	Where the JVC or the Subsidiary recorded the losses continuously for five fiscal years (excepting the first fiscal year) or the enumerated amount of losses of the JVC or the Subsidiary exceed 300% of registered capital.

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(b)	Any Party does not perform its obligations provided in this Agreement or the Articles of Association of the JVC or the Subsidiary pursuant to the principles of good faith and mutual trust, or materially breaches the provisions of this Agreement or those of the Articles of Association, so that the business of the JVC or the Subsidiary can no longer be carried out of the business of the JVC or the Subsidiary is materially impaired.

(c)	Force majeure provided in Article 51 of this Agreement occurred, as a result of which the JVC or the Subsidiary suffered substantial loss and the business cannot be continued.

(d)	The JVC, the Subsidiary or a Party is filed against or files for an application for bankruptcy.

2.	When the Parties agree on the dissolution, an application for dissolution shall be pursued to wind up the business and affairs of the JVC in accordance with the applicable law and be submitted as well as be dissolved through approval of the approving authorities.

3.	When the Parties agree on the dissolution, an application for dissolution shall be pursued to wind up the business and affairs of the Subsidiary in accordance with the applicable law and be submitted as well as be dissolved through approval of the approving authorities.

Article 42

1.	When the a dispute exists regarding the JVC or Subsidiary where the Board of Directors or the Parties cannot reach a special resolution regarding an operation and management issue, both Parties shall exercise good faith effort to come to an amicable resolution.

2.	If the Board of Directors or the Parties cannot reach a special resolution regarding a Dispute stated in paragraph 1 above (“Dead Lock”), and such unresolved condition continues for more than sixty (60) days (“Dead Lock Period”), then the following shall apply:

(1)	In principal, as soon as possible after the occurrence of a Dead Lock Period, the JVC or the Subsidiary, as the case may be, shall be automatically dissolved through the resolution of the board of directors and shareholder’s meeting.

(2)	The License Agreement granted by the BIZZ to JVC shall terminate simultaneously upon the expiration of the Dead Lock Period.

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Chapter 16. Disposition of Assets

Article 43

1.	When the JVC is dissolved upon expiration of the term of the joint venture or for other Cause as stated herein, the License Agreement shall automatically terminate and the JVC shall be liquidated expeditiously in accordance with the relevant laws and regulations of Hong Kong. «need to confirm law procedure»The assets of the JVC, excluding the License Agreement,shall be caused to be appraised by an organization with the international reputation, which is recognized by the Board of Directors and shall be sold according to the appraised amount at the most favorable prices. In the event that a Party desires to purchase the assets of the JVC, the sale will be made at the appraised amount after obtaining consent of the Parties. The right to use the land shall be disposed according to the laws and rules. All licenses issued among the Parties and JVC, shall automatically be terminated for no value.

2.	When dissolving, the JVC shall organize the liquidation committee and liquidate the properties. The details thereof shall follow the Articles of Association.

3.	When dissolving, the Subsidiary shall follow the same procedures as stated in this Article 43 and in accordance with the relevant laws and regulations of China. The Subsidiary shall organize the liquidation committee and liquidate the properties, where the assets of the Subsidiary shall be appraised and sold at the most favorable prices. The details thereof shall follow the Article of Association of the Subsidiary.

Article 44

The properties remaining after the liquidation shall be distributed to the Parties according to the then investment ratio of the Parties. The JVC shall calculate the amount of each Party to be distributed in USD.

Chapter 17. Insurance and Confidentiality

Article 45

Regarding the various insurances of the JVC, the Board of Directors of the JVC shall study and decide the objects to be insured, types of insurance, value to be insured, insurance term and the like.

Article 46

The Parties shall not disclose to any third party any confidential information of the other Party obtained in connection with this Agreement, and take measures to ensure that its employees, representatives, agents and consultants do not to disclose. The obligation above shall survive for two (2) years after the expiration or the termination of this Agreement.

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Chapter 18. Amendment of the Agreement

Article 47

Amendment of this Agreement or documents attached hereto shall be valid only when agreed upon by the Parties, prepared the contents of the agreement in writing, signed, applied to the approving authorities and obtained approval.

Chapter 19. Liabilities for Breach

Article 48

In the event that a Party has failed to pay the entire amount of investment by the time limit provided in Article 11 of this Agreement, the failing Party shall pay to the JVC a penalty of 0.3% per day on the amount unpaid starting from the payment due date. If payment is not made until the lapse of one month from the payment due date, any of the non-failing Party may notify in writing asking for payment and if no payment is made until the lapse of one (1) month after the date of notice, the failing Party shall lose all the rights and ownership granted in this Agreement and in the governing Articles of Association and may not demand the refund of investment already made. The failing Party shall be liable to the other Party and the JVC to compensate damages caused thereby.

Article 49

If a Party breaches this Agreement, as a result of which the other Party or the JVC or the Subsidiary suffered damages (including in the event of the dissolution according to Article 42), the breaching Party shall be liable to the other Party and the JVC or the Subsidiary to compensate damages.

Chapter 20. Force Majeure

Article 50

If the performance of this Agreement is directly affected or cannot be performed according to its provisions by the occurrence or consequences of force majeure which were unpreventable or unavoidable, such as earthquake, typhoon, fire, flood, strike, war (regardless whether declared or not), and other unforeseeable cause, the Party affected by force majeure shall notify the other Party of the force majeure situation and within fifteen (15) days submit the documents describing the details of the situation, and stating the reasons why this Agreement cannot be performed or cannot be performed partially, or why it is necessary to extend the entire or partial performance. The other Party shall study the measures according to the degree of influence the concerned force majeure will have on the performance of this Agreement, and shall decide whether the Party affected by force majeure should be exempt partially from performing the obligation, or whether only part or the entire Agreement should be postponed, and whether the JVC or the Subsidiary should continue considering Article 42, paragraph, item (3)

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Chapter 21. Governing Law and Resolution of Disputes

Article 51

All disputes arising from the performance of this Agreement or in connection with this Agreement shall be resolved by the Parties through amicable consultation. If a dispute is not resolved within sixty (60) days, it should be settled by Hong Kong International Arbitration Center (“HKIAC”) for arbitration. The arbitration shall be conducted in English and the arbitration awards will be binding and final to the parties.

Article 52

Pending the resolution of a dispute after the occurrence thereof, the responsibilities and obligations provided in this Agreement and the Articles of Association of the JVC and the Subsidiary shall be performed continuously.

Chapter 22. Languages

Article 53

This Agreement is prepared in English and Chinese. The Agreement in such languages shall be equally valid. In case of conflict, the English version shall govern.

Chapter 23. Effectiveness of the Agreement and Others

Article 54

1.	This Agreement and the Articles of Association of the Subsidiary shall be subject to the authorization of the Chinese government of the approving authorities and shall become into effect as of the date of authorization.

2.	If conditions are attached in the authorization by the approving authorities, the Parties shall abide by such conditions.

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Article 55

Notices to be given between the Parties and from the JVC as well as the Subsidiary to the Parties concerning this Agreement shall be given to the addresses below in writing or by telegraph, telex or facsimile. The Party shall notify the other Party of the change of address in writing, or by telegraph, telex or facsimile.

First party

Bizzingo, Inc.

63 Main Street, Suite 202

Flemington, NJ 08822

Tel: 908-968-0838

Fax:646-349-5811

Second Party

Sun Enterprise Group, Ltd.

Oriental Plaza W3, Room 1206,

East Chang’an Ave., Dongcheng District,

Beijing, China PR 100738

Tel: 01085189669

Fax: 01085189797

Article 56

When any of the provisions of this Agreement are held invalid under the relevant laws and regulations, all other provisions shall remain valid.

Article 57

The Article of Association of the JVC and the Subsidiary shall be written in accordance with the terms and conditions set forth in this Agreement. In case of discrepancy in interpreting the provisions of the Articles of Association of the JVC and/or the Subsidiary and those of this Agreement, the provisions of this Agreement shall govern.

Article 58

This Agreement shall not be nullified by the replacement of the legal representatives or authorized representatives of the Parties.

Article 59

The legal representatives or authorized representatives of the Parties execute this Agreement on 8th of February 2012.

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Article 60

This Agreement shall be prepared in originals each in English and each Party shall keep one set and two sets shall be submitted to the approving authorities.

Article 61

The Parties shall cause the JVC and the Subsidiary to have the first meeting of the Board of Directors to approve those items, which are made as the duties of the JVC and the Subsidiary in this Agreement.

Article 62

Neither party shall provide to the JVC and the Subsidiary any illegal information, such as information collected or processed by using the illegal or unjust method; information which is immoral or harmful to good custom or the social order; information infringing intellectual property of others; information invading the honor, private life and character of others; and false or exaggerated information. If an action, claim, protest or criminal charges are brought by a third party against the JVC or Subsidiary because of such information having been made available by either Party or its directors or employees, such Party shall at its expense and under its responsibility hold the JVC and the Subsidiary harmless and compensate damages caused thereby to the JVC and the Subsidiary.

Article 64

Other matters not provided in this Agreement and difference in interpreting the provisions of this Agreement, the Parties shall decide upon consultation.

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[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

Date: February 9, 2012

ATTEST:	BIZZINGO, INC.

Name:	By: Douglas Toth
Witness:	Its: Chief Executive Officer & Chairman of the Board

ATTEST:	SUN ENTERPRISE GROUP
(HONG KONG), LTD

Name:	By: Alex Cherepakhov
Witness:	Its: Chief Executive Officer

LEGAL AGENT:

_________________________

By: _____________________________

     __________________, Partner

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[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

Date: February 9, 2012

ATTEST:	BIZZINGO, INC.

Name:	By: Douglas Toth
Witness:	Its: Chief Executive Officer & Chairman of the Board

ATTEST:	SUN ENTERPRISE GROUP
(HONG KONG), LTD

Name:	By: Alex Cherepakhov
Witness:	Its: Chief Executive Officer

LEGAL AGENT:

_________________________

By: _____________________________

     __________________, Partner

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